UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 1, 2007

HOMELAND SECURITY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 N. Coit Road, Suite 1200, Richardson, Texas		75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (214) 618-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On June 1, 2007 Homeland Security Network, Inc. divested three of its non-operating subsidiaries: American Finance Company (“AFCO”), Autocorp Financial Services, Inc. (“ACFS”) and AFCO Receivables Funding Corp. (“AFCORF”).  In consideration for the acquisition by Monet Acquisition, LLC, a Dallas based private equity firm, the Company received $95,000.00 in the form of a note which must be paid back to Monet Acquisition, LLC on or before April 30, 2008.  Monet Acquisition, LLC plans to re-commence operations of the subsidiaries.  The Company will maintain a 10% equity stake in the newly divested company which it will dividend out to its existing shareholders in amount proportionate to their existing ownership in the Company.

ITEM  9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Stock Purchase Agreement between Homeland Security Network, Inc. and Monet Acquisition, LLC and AFCO Receivables Funding Corporation dated May 25, 2007.
10.2

Assignment and Assumption Agreement between Homeland Security Network, Inc. and American Finance Company (“AFCO”), Autocorp Financial Services, Inc. (“ACFS”) and AFCO Receivables Funding Corp. (“AFCORF”) dated May 25, 2007.

10.3	Promissory Note between Homeland Security Network, Inc and Monet Acquisition, LLC dated May 25, 2007.
10.4	Guaranty between Peter Ubaldi and Monet Acquisition, LLC dated May 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Homeland Security Network, Inc.
(Registrant)

Date	June 1, 2007

/s/ Peter Ubaldi
(Signature)
Print Name: Peter Ubaldi
Title: Chief Executive Officer